Exhibit 99.1

2U Reports Results for Full-Year and Fourth Quarter 2021

Delivers revenue growth of 22% for the full year

LANHAM, Md. — February 9, 2022 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the full-year and fourth quarter ended December 31, 2021.

Results for Full-Year 2021 Compared to Full-Year 2020

•	Revenue increased 22% to $945.7 million

•	Degree Program Segment revenue increased 22% to $592.3 million

•	Alternative Credential Segment revenue increased 23% to $353.4 million

•	Net loss improved $21.7 million to $194.8 million, or $2.61 per share

Non-GAAP Results for Full-Year 2021 Compared to Full-Year 2020

•	Adjusted EBITDA improved $50.5 million to $66.6 million

•	Adjusted net loss improved $16.1 million to $47.6 million, or $0.64 per share

Results for Fourth Quarter 2021 Compared to Fourth Quarter 2020

•	Revenue increased 13% to $243.6 million

•	Degree Program Segment revenue increased 17% to $152.4 million

•	Alternative Credential Segment revenue increased 8% to $91.2 million

•	Net loss increased $29.6 million to $67.3 million, or $0.89 per share

Non-GAAP Results for Fourth Quarter 2021 Compared to Fourth Quarter 2020

•	Adjusted EBITDA improved $2.2 million to $21.0 million

•	Adjusted net loss increased $10.8 million to $14.9 million, or $0.20 per share

“Our strong 2021 results were led by healthy revenue growth in both our degree and alternative credential business, with demand for our undergraduate offerings particularly compelling,” said Christopher “Chip” Paucek, 2U’s Co-Founder and Chief Executive Officer. “With the closing of the edX transaction in November 2021, we are laser focused on transforming 2U into the leading global education platform company, positioned to drive powerful societal impact and superior value for all our stakeholders, by delivering learners affordable, flexible, and career-relevant online education offerings, while helping universities and businesses strengthen their institutions for the digital age.”

Paul Lalljie, 2U’s Chief Financial Officer, added, “We ended 2021 nicely, capping off a strong year. We closed out the year with double-digit revenue growth and continued margin improvement. Additionally, we completed our transformational acquisition of edX in the fourth quarter and its successful integration is a key priority for us. Our outlook for 2022 reflects a disciplined growth strategy and continued progress towards profitability, which is prudent given the digital marketing environment. With the addition of edX and our transition to a platform company, we have established a strategic and financial framework for achieving our mid-term goals and creating shareholder value.”

Discussion of 2021 Results

Revenue for the year totaled $945.7 million, a 22% increase from $774.5 million in 2020. This increase was driven by a 23% increase in Alternative Credential Segment revenue to $353.4 million, primarily due to an increase in the average revenue per full course equivalent (“FCE”) enrollment of 15% resulting from a higher proportion of boot camp offerings in operation, and a 22% increase in Degree Program Segment revenue to $592.3 million, primarily due to growth in FCE enrollments of 39,102, or 20%. On a year-over-year basis, total FCE enrollments increased 16% to 323,329.

Revenue for the fourth quarter totaled $243.6 million, a 13% increase from $215.3 million in the fourth quarter of 2020. This increase was driven by a 17% increase in Degree Program Segment revenue to $152.4 million, primarily due to an increase in the average revenue per FCE enrollment of 16%, and an 8% increase in Alternative Credential Segment revenue to $91.2 million, primarily due to an increase in the average revenue per FCE enrollment of 13%. Total average revenue per FCE enrollment increased by 14% over the prior year period to $3,041.

Costs and expenses for the year totaled $1.1 billion, a 17% increase from $953.5 million in 2020. This increase was primarily driven by increased operational expense to support revenue growth, including the acquisition of edX.

Costs and expenses for the fourth quarter totaled $293.3 million, a 20% increase from $245.3 million in the fourth quarter of 2020. This increase was primarily driven by increased operational expense to support revenue growth, including the acquisition of edX.

As of December 31, 2021, the company’s cash, cash equivalents, and restricted cash totaled $249.9 million, a decrease of $269.0 million from $518.9 million as of December 31, 2020. Cash used in operating activities of $18.1 million and cash used in investing activities of $793.4 million for the year ended December 31, 2021 were partially offset by cash provided by financing activities of $544.9 million.

Business Outlook for Fiscal Year 2022

The company provided updated guidance for the full-year 2022 for the following metrics:

•	Revenue to range from $1.05 billion to $1.09 billion, representing growth of 13% at the midpoint

•	Net loss to range from $235 million to $215 million

•	Adjusted EBITDA to range from $70 million to $90 million, representing growth of 20% at the midpoint

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), other income (expense), net, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, certain non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before other income (expense), net, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described in the definitions of adjusted EBITDA (loss), unlevered free cash flow, and adjusted net income (loss) may not be applicable in any given reporting period and they may vary from period to period.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U’s fourth quarter and full-year 2021 financial results conference call

When:	Wednesday, February 9, 2022

Time:	4:30 p.m. ET

Live Call:	(833) 921-1673

Conference ID #:	4581712

Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

For more than a decade, 2U, Inc. has been the digital transformation partner of choice to great non-profit colleges and universities delivering high-quality online education at scale. As the parent company of edX, a leading global online learning platform, 2U provides over 42 million learners with access to world-class education in partnership with more than 230 colleges, universities, and corporations. Our people and technology are powering more than 3,600 digital education offerings — from free courses to full degrees — and helping unlock human potential. To learn more: visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, executive education offerings and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, executive education offerings and boot camps with existing university clients;

•

the company’s ability to successfully integrate the operations of its acquisitions, including the edX acquisition, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•

the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the term loan agreement governing its term loan facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Parth Patel, 2U, Inc., investorinfo@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$232,932	$500,629
Restricted cash	16,977	18,237
Accounts receivable, net	67,287	46,663
Other receivables, net	29,439	1,076
Prepaid expenses and other assets	47,217	38,277

Total current assets	393,852	604,882
Other receivables, net, non-current	21,568	24,332
Property and equipment, net	48,650	52,734
Right-of-use assets	76,841	60,785
Goodwill	824,539	415,830
Intangible assets, net	675,523	312,770
Other assets, non-current	68,033	72,931

Total assets	$2,109,006	$1,544,264

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$166,458	$130,674
Deferred revenue	90,489	75,493
Lease liability	13,985	10,024
Other current liabilities	62,575	21,178

Total current liabilities	333,507	237,369
Long-term debt	845,316	273,173
Deferred tax liabilities, net	1,726	2,810
Lease liability, non-current	98,666	83,228
Other liabilities, non-current	636	6,694

Total liabilities	1,279,851	603,274
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 75,754,663 shares issued and outstanding as of December 31, 2021; 72,451,521 shares issued and outstanding as of December 31, 2020	76	72
Additional paid-in capital	1,735,628	1,646,574
Accumulated deficit	(890,638)	(695,872)
Accumulated other comprehensive loss	(15,911)	(9,784)

Total stockholders’ equity	829,155	940,990

Total liabilities and stockholders’ equity	$2,109,006	$1,544,264

2U, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$243,624	$215,294	$945,682	$774,533
Costs and expenses
Curriculum and teaching	32,012	31,081	130,817	107,968
Servicing and support	36,601	32,488	138,548	125,851
Technology and content development	50,522	42,909	179,061	155,949
Marketing and sales	109,915	92,550	456,096	390,174
General and administrative	64,256	46,319	208,598	173,526

Total costs and expenses	293,306	245,347	1,113,120	953,468

Loss from operations	(49,682)	(30,053)	(167,438)	(178,935)
Interest income	287	(26)	1,475	1,354
Interest expense	(18,208)	(7,742)	(51,222)	(27,317)
Loss on debt extinguishment	—	—	(1,101)	(11,671)
Other (expense) income, net	(406)	230	22,324	(1,429)

Loss before income taxes	(68,009)	(37,591)	(195,962)	(217,998)
Income tax benefit (expense)	748	(66)	1,196	1,514

Net loss	$(67,261)	$(37,657)	$(194,766)	$(216,484)

Net loss per share, basic and diluted	$(0.89)	$(0.52)	$(2.61)	$(3.22)

Weighted-average shares of common stock outstanding, basic and diluted	75,509,253	72,228,308	74,580,115	67,142,976

Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(4,031)	10,064	(6,127)	(2,980)

Comprehensive loss	$(71,292)	$(27,593)	$(200,893)	$(219,464)

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2021	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(194,766)	$(216,484)	$(235,222)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash interest expense	25,403	16,267	1,153
Depreciation and amortization expense	108,448	96,469	69,843
Stock-based compensation expense	97,766	82,042	51,504
Non-cash lease expense	18,933	15,153	11,725
Loss on sublease	4,845	—	—
Provision for credit losses	8,036	4,642	1,425
Impairment charge	—	—	70,379
Loss on debt extinguishment	1,101	11,671	—
Gain on sale of investment	(27,762)	—	—
Other	2,515	1,443	1,982
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(31,756)	(17,877)	11,949
Other receivables	(27,001)	(21,148)	(1,354)
Prepaid expenses and other assets	(7,467)	(5,230)	(27,166)
Accounts payable and accrued expenses	21,212	41,959	11,542
Deferred revenue	9,850	26,061	10,014
Other liabilities, net	(27,431)	(5,364)	(29,748)

Net cash (used in) provided by operating activities	(18,074)	29,604	(51,974)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(761,118)	(949)	(388,004)
Additions of amortizable intangible assets	(60,546)	(62,784)	(64,923)
Purchases of property and equipment	(9,788)	(6,517)	(13,421)
Purchase of investments	(1,000)	—	(10,000)
Proceeds from investments	38,818	—	25,000
Advances made to university clients	—	—	(400)
Advances repaid by university clients	200	925	350

Net cash used in investing activities	(793,434)	(69,325)	(451,398)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	299,796	—
Proceeds from debt	569,477	371,681	244,724
Payments on debt	(4,334)	(837)	—
Extinguishment of long-term facility	—	(250,000)	—
Purchases of capped calls in connection with issuance of convertible senior notes	—	(50,540)	—
Prepayment premium on extinguishment of senior secured term loan facility	—	(2,528)	—
Payment of debt issuance costs	(11,575)	(3,419)	(1,953)
Tax withholding payments associated with settlement of restricted stock units	(18,780)	(4,784)	(2,574)
Proceeds from exercise of stock options	6,489	4,177	3,119
Proceeds from employee stock purchase plan share purchases	3,583	3,960	3,382
Payments for acquisition of intangible assets	—	—	(2,180)

Net cash provided by financing activities	544,860	367,506	244,518
Effect of exchange rate changes on cash	(2,309)	1,212	(1,049)

Net (decrease) increase in cash, cash equivalents and restricted cash	(268,957)	328,997	(259,903)
Cash, cash equivalents and restricted cash, beginning of period	518,866	189,869	449,772

Cash, cash equivalents and restricted cash, end of period	$249,909	$518,866	$189,869

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA to net loss for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except share and per share amounts)
Net loss	$(67,261)	$(37,657)	$(194,766)	$(216,484)
Stock-based compensation expense	23,021	18,080	97,766	82,042
Other (income) expense, net	406	(230)	(22,324)	1,429
Amortization of acquired intangible assets	12,455	10,385	43,863	42,442
Income tax benefit on amortization of acquired intangible assets	(238)	(271)	(1,083)	(1,328)
Loss on debt extinguishment	—	—	1,101	11,671
Other*	16,767	5,662	27,801	16,497

Adjusted net loss	(14,850)	(4,031)	(47,642)	(63,731)

Net interest expense	17,921	7,768	49,747	25,963
Income tax (benefit) expense	(510)	337	(113)	(186)
Depreciation and amortization expense	18,416	14,678	64,585	54,027

Adjusted EBITDA	$20,977	$18,752	$66,577	$16,073

Net loss per share, basic and diluted	$(0.89)	$(0.52)	$(2.61)	$(3.22)

Adjusted net loss per share, basic and diluted	$(0.20)	$(0.06)	$(0.64)	$(0.97)

Weighted-average shares of common stock outstanding, basic and diluted	75,509,253	72,228,308	74,580,115	67,142,976

*

Includes (i) transaction and integration expense of $14.3 million and $0.8 million for the three months ended December 31, 2021 and 2020, respectively, and $16.9 million and $2.3 million for the years ended December 31, 2021 and 2020, respectively, (ii) restructuring-related expense of $1.3 million and $3.7 million for the three months ended December 31, 2021 and 2020, respectively, and $8.5 million and $6.8 million for the years ended December 31, 2021 and 2020, respectively, and (iii) stockholder activism and litigation-related expense of $1.2 million and $1.2 million for the three months ended December 31, 2021 and 2020, respectively, and $2.4 million and $7.4 million for the years ended December 31, 2021 and 2020, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss by segment for each of the periods indicated.

	Degree Program Segment		Alternative Credential Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020	2021	2020
	(in thousands)
Net loss	$(25,614)	$(6,828)	$(41,647)	$(30,829)	$(67,261)	$(37,657)
Adjustments:
Stock-based compensation expense	15,467	10,632	7,554	7,448	23,021	18,080
Other (income) expense, net	(525)	(85)	931	(145)	406	(230)
Net interest expense (income)	17,988	7,319	(67)	449	17,921	7,768
Income tax expense (benefit)	404	243	(1,152)	(177)	(748)	66
Depreciation and amortization expense	15,324	13,378	15,547	11,685	30,871	25,063
Other	16,311	4,072	456	1,590	16,767	5,662

Total adjustments	64,969	35,559	23,269	20,850	88,238	56,409

Total adjusted EBITDA (loss)	$39,355	$28,731	$(18,378)	$(9,979)	$20,977	$18,752

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss by segment for each of the periods indicated.

	Degree Program Segment		Alternative Credential Segment		Consolidated
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2021	2020
	(in thousands)
Net loss	$(46,360)	$(111,479)	$(148,406)	$(105,005)	$(194,766)	$(216,484)
Adjustments:
Stock-based compensation expense	66,033	62,354	31,733	19,688	97,766	82,042
Other (income) expense, net	(28,079)	(221)	5,755	1,650	(22,324)	1,429
Net interest expense (income)	49,917	25,961	(170)	2	49,747	25,963
Income tax expense (benefit)	629	347	(1,825)	(1,861)	(1,196)	(1,514)
Depreciation and amortization expense	56,420	48,364	52,028	48,105	108,448	96,469
Loss on debt extinguishment	1,101	11,671	—	—	1,101	11,671
Other	26,480	12,610	1,321	3,887	27,801	16,497

Total adjustments	172,501	161,086	88,842	71,471	261,343	232,557

Total adjusted EBITDA (loss)	$126,141	$49,607	$(59,564)	$(33,534)	$66,577	$16,073

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of unlevered free cash flow to net cash (used in) provided by operating activities for each of the twelve-month periods indicated.

	Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(in thousands)
Net cash (used in) provided by operating activities	$(18,074)	$33,325	$34,054	$47,094
Additions of amortizable intangible assets	(60,546)	(61,213)	(60,154)	(61,195)
Purchases of property and equipment	(9,788)	(6,398)	(4,715)	(4,919)
Payments to university clients	6,800	8,800	8,550	6,550
Non-ordinary cash payments*	22,193	11,199	15,739	15,530

Free cash flow	(59,415)	(14,287)	(6,526)	3,060
Cash interest payments on debt	25,537	9,046	9,075	5,923

Unlevered free cash flow	$(33,878)	$(5,241)	$2,549	$8,983

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related expense.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated.

Year Ending December 31, 2022
(in millions)
Net loss	$(225.0)
Stock-based compensation expense	120.0
Other (income) expense, net	2.0
Amortization of acquired intangible assets	63.0
Other	5.0

Adjusted net loss	(35.0)

Net interest expense	55.0
Income tax (benefit) expense	—
Depreciation and amortization expense	60.0

Adjusted EBITDA	$80.0

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Degree Program Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q4 ‘21	Q3 ‘21	Q2 ‘21	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20
Degree Program Segment FCE enrollments	58,967	57,842	60,429	60,007	58,425	47,842	46,142	45,734
Degree Program Segment average revenue per FCE enrollment	$2,585	$2,555	$2,420	$2,431	$2,234	$2,551	$2,507	$2,590

Alternative Credential Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q4 ‘21	Q3 ‘21	Q2 ‘21	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20
Alternative Credential Segment FCE enrollments	21,153	20,174	23,679	21,078	22,190	23,067	20,435	15,141
Alternative Credential Segment average revenue per FCE enrollment*	$4,312	$4,193	$3,843	$4,108	$3,821	$3,426	$3,279	$3,766

*

The edX acquisition was completed on November 16, 2021. All revenue related to this acquisition was reflected in the Alternative Credential Segment. Average revenue per FCE enrollment for the company’s Alternative Credential Segment excludes edX’s results of operations for the fourth quarter of 2021, as the impact was not material.